UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2013

Tower Group International, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-35834	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-La-Ville Road

Hamilton, HM 08, Bermuda

(Address of principal executive office)

(441) 269-6611

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 8.01	Other Events

On September 20, 2013, Michael H. Lee, Chairman, President and Chief Executive Officer of Tower Group International, Ltd. (the “Company”), reported on Form 4 a change in his beneficial ownership of shares of common stock, par value $0.01 of the Company (“Common Shares”), resulting from the disposition of 1,233,460 Common Shares at an average price of $10.2249 per share. Such sale was required and effected by Citigroup Global Markets Inc. (“CGMI”) in accordance with Mr. Lee’s repayment obligations pursuant to the acceleration of a loan agreement dated as of August 6, 2010 between CGMI and Mr. Lee, which superseded the parties’ original loan agreement, dated as of September 28, 2007 (the “Loan Agreement”). Pursuant to the terms of the Loan Agreement, Mr. Lee pledged 2,862,735 Common Shares to CGMI as collateral.

Following this disposition upon acceleration of the Loan Agreement, Mr. Lee satisfied all of his outstanding obligations thereunder, including the repayment of outstanding principal, accrued interest, commissions and fees, and in connection therewith, the Loan Agreement was terminated.

Mr. Lee continues to own beneficially 2,297,926 shares of Common Stock.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group International, Ltd.
Registrant

Date: September 20, 2013	/s/ Elliot S. Orol
ELLIOT S. OROL
Senior Vice President, General Counsel and Secretary